Exhibit 10.2

NOTE

Cherry Hill, New Jersey
Dated: September 3, 2010

$5,500,000.00

FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND, the undersigned (“Borrower”) hereby promises to pay to the order of SOVEREIGN BANK (“Bank”), the principal sum of Five Million Five Hundred Thousand and No/100 Dollars ($5,500,000), together with interest thereon upon the following terms:

1.           Note.  This Note is the “Note” as defined in that certain Loan and Security Agreement of even date herewith among Borrower, Guarantors and Bank (such Loan and Security Agreement, as the same may be amended, supplemented or restated from time to time, being the “Loan Agreement”) and, as such, shall be construed in accordance with all terms and conditions thereof.  Capitalized terms not defined herein shall have such meaning as provided in the Loan Agreement.  This Note is entitled to all the rights and remedies provided in the Loan Agreement and the Loan Documents and is secured by all Collateral as described therein.

2.           Interest Rate.  Interest on the unpaid principal balance hereof will accrue from the date of advance until final payment thereof at the rate of Six and 81/100 percent (6.81%) per annum.

3.           Default Interest.  Interest will accrue on the outstanding principal amount hereof  following the occurrence of an Event of Default or the final maturity date hereof, until paid at a rate per annum which is three percent (3.00%) in excess of the non-default rate otherwise payable under Paragraph 2 above (the “Default Rate”).

4.           Post Judgment Interest.  Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the Default Rate until paid.

5.           Computation.  Interest will be computed on the basis of a year of three hundred sixty-five (365) days and paid for the actual number of days elapsed.

6.           Principal and Interest Payments.  Principal and accrued interest thereon is due and payable in fifty-nine consecutive monthly installments of One Hundred Eight Thousand, Four Hundred Eighteen and 78/100 Dollars ($108,418.78) each, payable on the first day of each calendar month commencing on October 1, 2010, and (ii) one final payment of the remaining principal balance hereof plus all accrued and unpaid interest thereon on September 1, 2015.

7.           Place of Payment.  Principal and interest hereunder shall be payable as provided in the Loan Agreement, or at such other place as Bank, from time to time, may designate in writing.

8.           Default; Remedies.  Upon the occurrence of an Event of Default, Bank, at its option and without notice to Borrower, may declare immediately due and payable the entire unpaid balance of principal and all other sums due by Borrower hereunder and under the other Loan Documents, together with interest accrued thereon at the applicable rate specified above to the date of the Event of Default and thereafter at the Default Rate.  Payment thereof may be enforced and recovered in whole or in part at any time and from time to time by one or more of the remedies provided to Bank in this Note or in the Loan Documents or as otherwise provided at law or in equity, all of which remedies are cumulative and concurrent.

9.           Waivers.  Borrower and all endorsers hereby, jointly and severally, waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

10.         Miscellaneous.  If any provisions of this Note shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof.  This Note has been delivered in and shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to the law of conflicts.  This Note shall be binding upon Borrower and upon Borrower’s successors and assigns and shall benefit Bank and its successors and assigns.  The prompt and faithful performance of all of Borrower’s obligations hereunder, including without limitation, time of payment, is of the essence of this Note.

11.         JURY TRIAL WAIVER.  BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.  BORROWER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THE LOAN AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.  BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS PARAGRAPH, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS PARAGRAPH.

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

ACCESS TO MONEY, INC.

By:	/s/ Michael Dolan
Name/Title:	Michael Dolan, CFO